                                                                     Exhibit 4.4

                                                                  Execution Copy

                 STANDSTILL AND PARTICIPATION RIGHTS AGREEMENT


     THIS STANDSTILL AND PARTICIPATION RIGHTS AGREEMENT (the "Agreement") is made as of March 18, 1998 by and between MOTOROLA, INC., a Delaware corporation ("Motorola"), and NETSPEAK CORPORATION, a Florida corporation ("Netspeak").

     1.   Definitions. As used in this Agreement:

     "Acquisition Transaction" with respect to a party shall mean any transaction not contemplated by this Agreement involving:

          (i) any sale or other disposition of all or substantially all of the assets of such party in any one transaction or in a series of related transactions; or

          (ii) any merger, consolidation or similar transaction or series of related transactions which results in the stockholders of such party immediately before such transaction holding less than 50% of the outstanding voting securities of such party immediately after such transaction.

     "Affiliate" of a party means an entity as to which such party owns in excess of 30.0% of the outstanding voting securities thereof and has the power to direct the entity's management and investment decisions other than an employee benefit plan or any entity or trust which administers an employee benefit plan of a party.

    "Subsidiary" means an entity as to which a party owns in excess of 50% of the outstanding voting securities thereof.

     2.   Standstill Agreement.

          (a) Motorola Standstill. Except pursuant to the consent of the Board of Directors of Netspeak reflected in a resolution duly adopted by a majority of the Board of Directors of Netspeak, Motorola agrees that for a period commencing on the Effective Date and ending on the earlier of the three year anniversary of the Effective Date or the occurrence of a Purchase Designated Event (as defined below), Motorola shall not, and shall not permit any of its Subsidiaries or Affiliates to:

               (i) acquire or offer to acquire directly, or indirectly through intermediary Subsidiaries or Affiliates, common stock of Netspeak or instruments convertible into common stock of Netspeak (the "Netspeak Securities") to the extent such Netspeak Securities are not already owned, beneficially or of record, by Motorola or its Subsidiaries or Affiliates as of the date hereof (it being understood and agreed that the foregoing is not intended to apply to the grant or exercise of any options granted by Netspeak to directors of Netspeak who are Motorola employees or persons serving at the request of Motorola);

               (ii) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Securities Exchange Ace of 1934, as amended (the "Exchange Act")) with respect to an election contest involving Netspeak directors or solicit any stockholder proposal to effect a change of control of Netspeak or for the purpose of convening a stockholders' meeting of Netspeak for purposes of effecting a change of control of Netspeak;

               (iii) join or form any partnership, limited partnership, syndicate, or "group" within the meaning of Section 13(d) of the Exchange Act for the purpose of acquiring Netspeak Securities or for the purpose of circumventing or avoiding any of the provisions of this Agreement; or

               (iv) make any public proposals to Netspeak or any of its stockholders concerning any Acquisition Transaction relating to Netspeak with Motorola or any of its Subsidiaries or Affiliates.

          (b) Exceptions to Motorola Standstill. The provisions of Section 2(a) shall lapse and be of no further force and effect upon the occurrence of any of the following (each a "Purchase Designated Event"): (i) Netspeak reaches agreement with a third party (whether evidenced by definitive agreement, memorandum of understanding or letter of intent and whether such agreement is a conceptual understanding, an agreement in principle or otherwise) concerning an Acquisition Transaction with respect to Netspeak; (ii) a tender or exchange offer is commenced by Motorola (or by a third party who is a Subsidiary or Affiliate of Motorola) for 100% of the outstanding voting securities of Netspeak not then owned by Motorola (or by a third party who is a Subsidiary or Affiliate of Motorola); (iii) Netspeak reaches agreement with Motorola (whether evidenced by definitive agreement, memorandum of understanding or letter of intent and whether such agreement is a conceptual understanding, an agreement in principle or otherwise) concerning an Acquisition Transaction with respect to Netspeak;
(iv) acquisitions by Motorola of voting securities of Netspeak to the extent that any third party (including any "group" within the meaning of Section 13(d)(3) of the Exchange Act) has beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of voting securities of Netspeak which exceeds the beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of voting securities of Netspeak then held by Motorola, provided that following such acquisitions, the amount of voting securities of Netspeak beneficially owned by Motorola shall not exceed the amount beneficially owned by the third party; (v) acquisitions by Motorola pursuant to the Tender Agreement and those certain Common Stock Purchase Agreements dated as of the date hereof (collectively, the "Common Stock Purchase Agreements") by and between each of John W. Staten and Steven F. Mills, on the one hand, and Motorola, on the other hand; (vi) the purchase by Motorola of that number of shares of voting securities, if any, of Netspeak equal to the difference of the maximum number of voting securities pursuant to the Offer which are offered to be purchased by Motorola minus the number of shares of voting securities of Netspeak purchased under the Offer; (vii) a material default by Netspeak under that certain Joint Development and License

Agreement (the "License Agreement") between Motorola and Netspeak dated as of March 18, 1998 shall have occurred and shall not have been cured as provided in the License Agreement; (viii) any of Netspeak's officers shall, at any time while employed by the Company or engaged by the Company in a consulting or similar capacity, fail to beneficially own that percentage of voting securities of Netspeak which exceeds 30% of the percentage of voting securities of Netspeak (calculated on a fully diluted basis after giving effect to all employee options, whether or not vested) beneficially owned by such individual as of the date hereof, it being understood that such 30% requirement shall decrease by one percentage point for each percentage point decrease, if any, in the percentage of outstanding voting securities of Netspeak beneficially owned by Motorola;
(ix) either Stephen Cohen or Robert Kennedy shall cease to be employed by the Company in their current positions or in positions of greater authority (other than due to death or permanent disability); (x) Stephen Cohen and Robert Kennedy shall each cease to be employed by the Company due to their death or permanent disability; (xi) the number of members of the board of directors of Netspeak designated by Motorola is less than 20% of the aggregate number of members of the board of directors of Netspeak then serving at any time during which Motorola's beneficial ownership of voting securities of Netspeak exceeds 7% of the then outstanding voting securities of Netspeak and is less than 26% of the then outstanding voting securities of Netspeak (it being understood that this clause shall not take effect until the tenth day following the Effective Date);
(xii) the number of members of the board of directors of Netspeak designated by Motorola is less than 30% of the aggregate number of members of the board of directors of Netspeak then serving at any time during which Motorola's beneficial ownership of voting securities of Netspeak exceeds 26% of the then outstanding voting securities of Netspeak; or (xiii) a plan of liquidation or dissolution is adopted or a receiver or trustee in bankruptcy is appointed with respect to Netspeak.

     3.   Agreement not to Sell Voting Securities.

          (a) Motorola Agreement not to Sell Voting Securities. Except pursuant to the consent of the Board of Directors of Netspeak reflected in a resolution duly adopted by a majority of the Board of Directors of Netspeak, Motorola agrees that:

           (i) for a period commencing on the Effective Date and ending on the earlier of the eighteen month anniversary of the Effective Date or the occurrence of a Sale Designated Event (as defined below), Motorola shall not, and shall not permit any of its Subsidiaries or Affiliates to, directly or indirectly, offer, sell, or transfer any voting securities of Netspeak, except to an Affiliate or Subsidiary of Motorola; and

           (ii) if a Sale Designated Event has not occurred prior to the date which is the eighteen month anniversary of the Effective Date, then for the period commencing on the date which is the eighteen month anniversary of the Effective Date and until the three year anniversary of the Effective Date, Motorola shall not, and shall not permit any of its Subsidiaries or Affiliates to, directly or indirectly, offer, sell, or transfer any voting securities of Netspeak, except (a) to an Affiliate or Subsidiary of Motorola, (b) pursuant to a bona fide public offering, registered under the Securities Act of 1933, as amended (the "1933 Act"), of voting securities of Netspeak, (c) pursuant to Rule 144 under the 1933 Act, (d) to a party or parties which are approved by Netspeak, which approval shall not be unreasonably withheld, or (e) without restriction at any time in which Motorola beneficially owns less than 10% of the voting securities of Netspeak (calculated on a fully diluted basis).

          (b) Exceptions to Agreement not to Sell. The provisions of Section 3(a) shall lapse and be of no further force and effect upon the occurrence of any of the following (each a "Sale Designated Event"): (i) Netspeak reaches agreement with a third party (whether evidenced by definitive agreement, memorandum of understanding or letter of intent and whether such agreement is a conceptual understanding, an agreement in principle or otherwise) concerning an Acquisition Transaction with respect to Netspeak; (ii) Netspeak reaches agreement with Motorola (whether evidenced by definitive agreement, memorandum of understanding or letter of intent and whether such agreement is a conceptual understanding, an agreement in principle or otherwise) concerning an Acquisition Transaction with respect to Netspeak; (iii) a material default by Netspeak under the License Agreement shall have occurred and shall not have been cured as provided in the License Agreement; (iv) any of Netspeak's officers shall, at any time while employed by the Company or engaged by the Company in a consulting or similar capacity, fail to beneficially own that percentage of voting securities of Netspeak which exceeds 30% of the percentage of voting securities of Netspeak (calculated on a fully diluted basis after giving effect to all employee options, whether or not vested) beneficially owned by such individual as of the date hereof, it being understood that such 30% requirement shall decrease by one percentage point for each percentage point decrease, if any, in the percentage of outstanding voting securities of Netspeak beneficially owned by Motorola; (v) either Stephen Cohen or Robert Kennedy shall cease to be employed by the Company in their current positions or in positions of greater authority (other than due to death or permanent disability); (vi) Stephen Cohen and Robert Kennedy shall each cease to be employed by the Company due to their death or permanent disability; (vii) the number of members of the board of directors of Netspeak designated by Motorola is less than 20% of the aggregate number of members of the board of directors of Netspeak then serving at any time during which Motorola's beneficial ownership of voting securities of Netspeak exceeds 7% of the then outstanding voting securities of Netspeak and is less than 26% of the then outstanding voting securities of Netspeak (it being understood that this clause shall not take effect until the tenth day following the Effective Date);
(viii) the number of members of the board of directors of Netspeak designated by Motorola is less than 30% of the aggregate number of members of the board of directors of Netspeak then serving at any time during which Motorola's beneficial ownership of voting securities of Netspeak exceeds 26% of the then outstanding voting securities of Netspeak; or (ix) a plan of liquidation or dissolution is adopted or a receiver or trustee in bankruptcy is appointed with respect to Netspeak.

          (c) Netspeak Covenant. Netspeak shall not take any action, whether in the form of an adoption of a shareholders rights plan or otherwise, to attempt to defeat or interfere with the sale of voting securities by Motorola effected in accordance with the provisions of this Section 3.

     4. Effective Date. The provisions of Section 2(a) and Section 3(a) shall not be effective unless and until (i) Motorola shall have consummated the tender offer (the "Offer") contemplated by that certain Tender Agreement dated as of the date hereof by and between Motorola and Netspeak and (ii) Motorola shall own an amount equal to or in excess of 19.9% of the voting securities of Netspeak (calculated on a fully diluted basis). The date on which the provisions of clauses (i) and (ii) of the immediately preceding sentence are fulfilled shall be referred to herein as the "Effective Date".

     5. Participation Rights. Subject to the terms and conditions specified in this Section 5, so long as the provisions of either Section 2(a) or Section 3(a) are in effect, Netspeak hereby grants to Motorola a right of participation with respect to future sales by Netspeak of its Shares (as hereinafter defined). For purposes of this Section 5, Motorola includes any of its Subsidiaries or Affiliates.

     Each time Netspeak proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), Netspeak shall make an offering of shares of the same class and/or series of its capital stock to Motorola in accordance with the following provisions:

          (a) Netspeak shall deliver a notice to Motorola by certified mail or by personal delivery to a Motorola designee on the Netspeak Board of Directors ("Notice") stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, (iii) the price and terms, if any, upon which it proposes to offer such Shares, and (iv) the anticipated closing date (the "Closing") of the offer and sale of the Shares. If Netspeak delivers the notice after the Closing, the notice shall state (i) the number of Shares that were sold at the Closing and (ii) the price and terms, if any, upon which such Shares were sold.

          (b) Within twenty (20) business days after receipt of the Notice, Motorola may elect to purchase or obtain, and Netspeak shall be obligated to sell to Motorola, immediately after the Closing, at the price and on the terms specified in the Notice, up to that number of additional Shares so that Motorola's percentage ownership (including for purposes hereof any securities held by Motorola that are convertible into or exercisable for Shares to the extent such securities are then convertible or exercisable) of the total number of Shares outstanding immediately after the issuance of the Shares shall be the same as Motorola's percentage ownership of the total number of Shares that was outstanding immediately prior to the issuance of the Shares in the Closing.

          (c) If any Shares referred to in the Notice that Motorola is entitled to obtain pursuant to Section 5(b) are not elected to be obtained as provided in
Section 5(b) hereof during the thirty (30) day period following the Closing (or, if there is a series of Closing, the last of such Closings), Motorola's right or participation expiration shall terminate with respect to such Shares.

          (d) The right of participation contained in this Section 5 shall not apply to the following sales and/or issuances by Netspeak on or after the date hereof of the following:

          (i) Shares issued to, officers, directors and consultants pursuant to any stock plan, stock inventive or purchase plan or agreement approved the Board of Directors of Netspeak or Netspeak Securities issued upon exercise of securities convertible into Netspeak Securities;

          (ii) Shares issued in connection with or upon exercise or conversion of securities issued connection with a merger, consolidation, share exchange, or other reorganization or business combination, involving Netspeak, in which Netspeak is the acquiring corporation or shareholders of Netspeak immediately prior to such merger, consolidation or other or business combination own securities with a of the voting power of the resulting entity;

          (iii) Shares issued pursuant to rights distributed to holders of Netspeak Securities generally or Netspeak Securities issued upon exercise of securities convertible into such Netspeak Securities;

          (iv) Shares issued in connection with any stock split, stock dividend or recapitalization of Netspeak; and

          (v) Netspeak Securities issued pursuant to the exercise of any stock options or warrants or any other rights to acquire shares of Netspeak Securities.

     (e) The right of participation set forth in this Section 5 may be assigned or transferred by Motorola to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the 1933 Act, controlling, controlled by or under common control with, Motorola or to a transferee or assignee that holds, after such assignment or transfer, at least fifty percent (50%) of the shares of Netspeak's Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations) held by Motorola prior to such transfer or assignment.

     6. Successors and Assigns; Waiver and Amendment. The provisions of this Agreement shall inure to the benefit of and be binding upon Netspeak, Motorola and their respective successors and assigns, including any successor to Netspeak or Motorola or to substantially all Netspeak's or Motorola's assets or business, by merger, consolidation, purchase of assets, purchase of stock, or otherwise. No failure or delay by either party in exercising any right, power or privilege under this Agreement will operate as a waiver thereof, and no single or partial exercise of any such right, power of privilege will preclude any other or future exercise thereof or the exercise of any other right, power or privilege under this Agreement. No provision of this Agreement can be waived or amended except by means of a written instrument that is validly executed on behalf of each of the parties and that refers specifically to the particular provision or provisions being waived or amended.

     7. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to conflict-of-law principles.

     8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                              MOTOROLA, INC.


                              By: /s/ Stephen P. Earhart
                                  -------------------------------


                              Title: Senior Vice President
                                     ----------------------------




                              NETSPEAK CORPORATION


                              By: /s/ Stephen R. Cohen
                                  -------------------------------


                              Title: Chief Executive Officer
                                     ----------------------------